EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement") made as of the 1st day of April 1998 by and between Warren Power Systems, Inc., a Delaware corporation (the "Company") and Lewis W. Kuniegel (the "Employee").

      WHEREAS, the Company believes it is in the Company's best interest to employ the Employee as the Vice President of its Installation and Servicing of Telecommunications Products Division (the "Division") and Employee desires to be employed by the Company in such capacity; and

      WHEREAS, the Company and Employee desire to set forth the terms and conditions on which Employee shall be employed by and provide his services to the Company;

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto do hereby agree as follows:

      1. Employment. The Company hereby employs Employee as Vice President of the Division and the Employee hereby accepts such employment, all upon the terms and conditions hereinafter set forth.

      2. Term. Unless sooner terminated pursuant to the provisions of this Agreement, the term of employment under this Agreement shall be for a period commencing on the date first set forth above and shall continue for a period of Three (3) years thereafter (the "Employment Period").

      3. Compensation.

      (a) Salary. Employee shall be entitled to receive an annual salary during the Employment Period of One Hundred Thousand Dollars ($100.000.00) (the "Base Salary"). Such
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Base salary shall be payable in accordance with the normal payroll policies of the Company and shall be subject to all appropriate withholding taxes.

      (b) Stock Options. Employee is hereby granted stock options (the "Options") to purchase from the Company up to 100,000 shares of the Company's common stock, par value $.000833 per share (the "Shares") on the terms contained below. It is the intention of the parties that the Options shall constitute nonstatutory stock options under Section 83 of the Internal Revenue Code, as amended ("IRC"), and not incentive stock options under Section 422 or 423 of the IRC. The parties agree to act in good faith in cooperating to provide one another with information or undertake such acts as may be requested by the Internal Revenue Service, by any state taxing authority or by the other party for the purpose of obtaining tax treatment of this Option under IRC Section 83, including any election available to Employee under IRC Section 83(b) with respect to the Options.

      (i) The per share price at which Employee shall be entitled to purchase the 100,000 Shares subject to these Options ("known as the Strike Price") shall be the per share price at which the shares of common stock trade at the close of trading on the Employee's initial day of employment (which date shall be deemed to be the date first appearing in this Agreement), provided, however, that if Employee's first day of employment is not a trading date, then the Strike Price shall be the per share price at which the shares of common stock of Elgin e2, Inc. trade at the close of trading on the first trading date following Employee's first date of employment.

      (ii) These Options may not be exercised more than ten (10) years from the date of its grant, and they are subject to vesting restrictions below. During said ten-year period, Employee shall retain the right to exercise the Option regardless of whether at the time of exercise Employee is employed by the Company. In the event of Employee's death or incapacity during said ten year period and prior to the exercise of Employee's full number of Shares under the Option, the Option may be exercised by Employee's conservators, executors or other legal representatives, as the case may be, or by Employee's successor in interest entitled to succeed to Employee's interest in the Option under Employee's last will and testament or by operation of applicable intestacy law.

      (iii) Employee's right to exercise the Option shall vest on the following basis:


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      Years of Service              Number of Shares Employee May
      Completed with Company        Purchase by Exercise of the Option
      ----------------------        ----------------------------------

      1 year of service                               33,334 Shares
      2 years of service            an additional     33,333 Shares
      3 years of service            an additional     33,333 Shares
                                    -------------------------------
                                    Total:           100,000 Shares

      (iv) The 100,000 Shares of common stock of Elgin e^2, Inc. shall be adjusted as needed to reflect splits or consolidations in such sock that may occur after the execution of this Agreement.

      (v) The Company does not currently have a stock option plan in place. However, in the event the Company does implement a stock option plan in the future, the Options referenced in this paragraph shall be implemented in a manner consistent with such plan; provided such plan does not restrict or eliminate Employee's right to receive or exercise the Option granted hereunder.

      (c) Bonus. While employed full-time by the Company pursuant to this Employment Agreement, Employee shall be entitled to be paid an annual bonus (the "Bonus") subject to the terms of this Paragraph (c). The Bonus, if any, shall be based on the following formula: Five Percent (5%) of Base Salary for each One Million Dollars ($1,000,000), pro rated, above the first Two Million Dollars ($2,000,000) of gross revenues attributable to the Division (i.e., if gross revenues attributable to the Division are $2.5 million, Employee is entitled to a bonus of $2,500). For purposes of computing the Bonus applicable to the Division's gross revenue in any given year, the Company's and Division's normal accounting method shall be used.

      (d) Motor Vehicles. Upon expiration of the Employment Period, or upon termination of this Agreement for any reason whatsoever, Employee shall have the option to purchase the motor vehicles (the "Vehicles") set forth on Schedule 3(d) annexed hereto for consideration of One Dollar ($1.00) per Vehicle (the "Purchase Option"). In addition, if during the Employment Period


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the Company decides to sell or trade any of the Vehicles, prior to such sale or trade the Company shall provide written notice to the Employee of such intention. The Employee shall then have the right to exercise the Purchase Option within five (5) business days after receipt of such notice.

      4. Vacation. Employee shall be entitled up to Four (4) weeks of paid vacation annually during the first year of the Employment Period and Five (5) weeks annually thereafter.

      5. Other Benefits. Employee agrees that the compensation set forth in
Section 3 hereof (including the Option and Bonus), and the vacation time specified in Section 4 hereof, are the sole and exclusive compensation of the Employee for his duties hereunder; provided, however, that Employee shall receive group medical and dental insurance for himself and his dependents, and all employee group and individual benefits, including without limitation, hospital, medical, health and disability insurance, provided at any time by the Company to any of its executive-level employees. The benefits offered by the Company are subject to change from time to time as determined in the sole and absolute discretion of the Board of Directors of the Company.

      6. Business Expenses and Reimbursements.

      (a) Employee shall be entitled to reimbursement by the Company for ordinary and necessary business expenses incurred by Employee in the performance of his duties, which types of expenditures shall be determined and approved in a manner consistent with past practice, provided that:

            (i) Each such expenditure is of a nature qualifying it as a proper deduction on the Federal and State income tax returns of the Company as a business expense and not as deductible compensation to the Employee; and

            (ii) Employee furnishes the Company with adequate records and other documentary


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evidence required by Federal and State statutes and regulations for the substantiation of such expenditures as deductible business expenses of the Company.

      (b) Notwithstanding anything set forth in (a) hereinabove, the Company shall not be obligated to make any payment to or for the benefit of Employee if the Company determines that Employee agrees that such payment may be disallowed in whole or in part as a deductible expense to Company by the appropriate taxing authorities.

      (c) Employee shall be paid reimbursements for use of his automobile in connection with the Company's business during the term hereof in a monthly amount of Four Hundred and Fifty Dollars ($450.00).

      7. Duties. During the Employment Period:

      (a) Employee shall report directly to the President and Chief Executive Officer of the Company and shall furnish all manner of services in connection with his position and duties as Vice President of the Division, including, but not limited to managing the Division's operations with respect to: (i) installation and servicing of telecommunication products; and (ii) installation and servicing needs of the Company and Warren Power Systems.

      (b) Employee shall devote full time, energy and skill to the service of the Company and the promotion of its interests, and shall use his best efforts in the performance of his services hereunder. The parties agree that Employee may not, during the Employment Period, be engaged in any other business activity whether or not such activity is pursued for gain, profit, or other pecuniary advantage; provided, however, Employee may invest his personal assets in noncompetitive and non-related businesses where the form or manner of such investment will not require any substantial devotion of time or attention. If requested to do so by the Company,


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Employee shall relocate from his current residence to the greater Hudson, New
Hampshire area. Employee shall receive no additional consideration or compensation in the event of relocation; provided, however, that the Company shall pay or reimburse Employee for all reasonable costs and expenses attendant to such relocation.

      8. Death or Incapacity. In the event of the death or incapacity ("incapacity" being defined as the involuntary failure of Employee to devote full time to the service of the Company for a period of Thirty (30) consecutive days), during the Employment Period, or longer period as determined in the sole discretion of the Board of Directors, the Employee's employment hereunder shall terminate immediately upon such death or determination of incapacity. The Company shall pay to the Employee or Employee's estate all amounts owed to the Employee hereunder which have accrued until the date of death or determination of incapacity, including without limitation, the salary (including any prorated Bonus) due under Section 3, and shall continue to pay to Employee or Employee's estate the amount of salary payable to Employee pursuant to Section 3 hereof immediately prior to the date of such death or determination of incapacity for a period of Ninety (90) days subsequent to the date of death or determination of incapacity. Such amounts shall be payable at such times and in the manner set forth in Section 3 herein.

      9. Termination By Company. The Employee may be terminated by the Company only for cause, "cause" being defined as adjudicated criminal misconduct, gross negligence in the performance of or failure to perform Employee's duties hereunder, malfeasance or a material breach of this Agreement by Employee. In the event Employee is terminated for cause, the Company shall be obligated to pay to Employee the salary accrued through the date of termination. In the event the Company terminates Employee without cause, in addition to any other rights and


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remedies the Employee may have, the Company shall continue to pay the Employee the salary specified under Section 3, in the same manner and at the same times required under such section, until the first to occur of (a) the expiration of the Employment Period, or (b) alternate employment arrangements are secured by Employee in which event the Company shall be obligated to pay to Employee the difference between One Hundred Thousand Dollars ($100,000) per year and the actual gross compensation of Employee pursuant to such alternate employment arrangements, provided that the foregoing shall confer no obligation upon Employee to seek alternate employment arrangements, provided, however, that in the event that during the Employment Period Employee directly or indirectly, as owner, partner, joint venturer, lender, employee, agent, corporate officer, principal, licensor, shareholder or in any other capacity whatsoever, engages in or makes preparation to engage in or becomes interested in or has any connection with any business competitive with the business of the Company or any of its affiliates, subsidiaries or successors as is conducted at the time of termination of Employee, then the Company shall have no further obligation to Employee, including, without limitation, the payment obligations set forth in Paragraphs 3, 4, 5, and 7. Nothing set forth herein shall be deemed to terminate this Agreement as the Employee, including, without limitation, Employee's obligations under Paragraph 10.

      10. Confidentiality. In the course of his employment, the Company may disclose or make known to the Employee, and the Employee may be given access to or may become acquainted with, certain information, trade secrets, customers, policies, and other information and know-how, all relating to or useful in the Company's business (collectively "Information"), and which the Company considers proprietary and desires to maintain confidential regardless of whether a patent or copyright may be obtained for the Information.


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      During the Employment Period and at all times thereafter, the Employee shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or firm, except to or for the Company's benefit as directed by the Company any of the Information which he may have acquired in the course of or as an incident to his employment by the Company, the parties agreeing that such Information affects the successful and effective conduct of the Company's business and its goodwill, and that any breach of the terms of this Section is a material breach of this Agreement and shall serve as "cause" for termination.

      11. Restrictive Covenants. The Employee acknowledges that the Information is unique in character and is of particular significance to the Company and that the Company is in a competitive business. Therefore, during the Employment Period and for a period of Three (3) years thereafter, Employee shall not directly or indirectly, as owner, partner, joint venturer, lender, employee, broker, agent, corporate officer, principal, licensor, member, shareholder or in any other capacity whatsoever, engage in or make preparation to engage in or acquire any interest in or have any connection with any business competitive with the business of the Company, or any of its subsidiaries, affiliates or successors, if any as are conducted during said period (hereinafter a "Competitive Business") nor shall the Employee solicit any other employee of the Company for the purpose of hiring or engaging such other employee in connection with any business of which Employee is an owner, partner, joint venturer, vender, employee, broker, agent, officer, principal, licensor or shareholder. If, in any legal proceedings, a court or arbitration board shall refuse to enforce the covenants included in this Section, then such unenforceable covenants shall be amended by such court or arbitration board to relate to such lesser period or geographical area as shall be enforceable. Employee hereby acknowledges that the restrictions on his activity as


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contained in this Agreement are required for the reasonable protection of the
Company and its subsidiaries, affiliates and successors, if any. Employee hereby agrees that in the event of the violation by him of any of the provisions of this Agreement, the Company and its subsidiaries, affiliates and successors, if any, will be entitled if any so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such violation or to enforce the specific performance of this Agreement by Employee or to enjoin Employee from engaging in any activity in violation hereof. In the event Company or its subsidiaries, affiliates or successors, if any, is determined to be the prevailing party in any legal action or other proceeding for the enforcement of this Section 11, the time for calculating the term of the covenants in this
Section 11 shall not include the period of time commencing with the filing of legal action or other proceeding to enforce the terms hereof through the date of final judgment or final resolution, including all appeals, if any, of such legal action or other proceeding. Notwithstanding the foregoing, in the event that Employee is terminated without cause, the restrictive covenants set forth in this Paragraph 11 shall be of no force or effect.

      12. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

      13. Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

      14. Binding Effect. All of the terms and provisions of this Agreement, whether so


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expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

      15. Severability. If any part of this Agreement or any other Agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

      16. Waivers. The failure or delay of the Company at any time to require performance by the Employee of any provision of this Agreement, even if known, shall not affect the right of the Company to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by the Company of any breach of any provision of this Agreement should not be construed as a waiver or any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on the Employee in any case shall, of itself, entitle such party to any other or future notice or demand in similar or other circumstances.

      17. Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including facsimile) and shall be (as elected by the person giving such notice) by hand delivery by messenger or courier service, facsimile, or United States Postal Service (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:


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If to Company:             Warren Power Systems, Inc.
                           12 Executive Drive
                           Hudson, New Hampshire 03501
                           Attention: William Mosconi

If to Employee:            Mr. Lewis Kuniegel
                           Communication Service Company
                           29 Woodman Road (Buxton)
                           Saco, Maine 04072

In each case with
a copy to:                 Lev, Berlin & Dale, P.C.
                           535 Connecticut Avenue
                           Norwalk, Connecticut 06854
                           Attention: Eric J. Dale, Esq.

and                        James A. Houle, Esq.
                           Bernstein, Shur, Sawyer & Nelson, P.A.
                           P.O. Box 9729
                           100 Middle Street
                           Portland, Maine 04104-5029

Each such notice, request, consent and other communication shall be deemed delivered (a) on the date delivered if by personal delivery, (b) on the date of telecopy transmission if confirmed by telephone, and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

      18. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to the principles thereof relating to conflicts of law. The parties hereto consent to the jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York.


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      19. Assignability. This Agreement may not be assigned by Employee. This
Agreement may be assigned to an affiliate or subsidiary of the Company in the sole discretion of the Company.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   WARREN POWER SYSTEMS, INC.

                                   By: /s/ William Mosconi
                                       ---------------------------------------
                                       William Mosconi
                                       Its: President, Chief Executive Officer
                                       Hereunto Duly Authorized


                                   ELGIN e^2, INC.

                                   By: /s/ William Mosconi
                                       ---------------------------------------
                                       William Mosconi
                                       Its: President, Chief Executive Officer
                                       Hereunto Duly Authorized


                                             /s/ Lewis W. Kuniegel
                                   -------------------------------------------
                                   Lewis W. Kuniegel


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                                  SCHEDULE 3(d)
                                 Motor Vehicles